Exhibit 99.20

CONSENT OF PROSPECTIVE DIRECTOR AND OFFICER

I, J. P. Walkush, hereby consent to be named as a prospective director and officer of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ J. P. WALKUSH
J. P. Walkush

Dated: September 1, 2005